Exhibit 23.1

                       [Letterhead of Coopers & Lybrand]


CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form S-4 of our report dated May 16, 1997, on our audits of the financial statements of AMC Entertainment Inc. and subsidiaries as of April 3, 1997 and March 28, 1996, and the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended
March 28, 1996 and March 30, 1995. We also consent to the incorporation by reference in this registration statement on Form S-4 of AMC Entertainment Inc. and subsidiaries of our report dated May 17, 1996 on our audits of the financial statements and financial statement schedules of AMC Entertainment Inc. as of March 28, 1996 and March 30, 1995 and for the years (52 weeks) ended March 28, 1996, March 30, 1995 and March 31, 1994 which report is incorporated in this Form S-4 and AMC Entertainment Inc.'s Annual Report on Form 10-K for the year ended March 28, 1996. We also consent to the reference to our Firm under the capition "Experts".



/s/ Coopers & Lybrand L.L.P.

Kansas City, Missouri
June 10, 1997